                                  EXHIBIT 99.3

                         FORM OF ISSUANCE ADVICE LETTER

                                                                    EXHIBIT 99.3

                                   PRO FORMA
                                   ISSUANCE
                                 ADVICE LETTER

                                    [date]

ADVICE ________-E
(U39E)

PUBLIC UTILITIES COMMISSION OF THE STATE OF CALIFORNIA
ENERGY DIVISION

SUBJECT:  Issuance Advice Filing for Rate Reduction Bonds

Pursuant to California Public Utilities Commission (CPUC) Decision No. 97-09-055 (Decision), Ordering Paragraph No. 4, Pacific Gas and Electric Company (PG&E) hereby transmits for filing, on the pricing date of this series of Rate Reduction Bonds, the initial FTA charges for the series. This Issuance Advice Filing is for the Rate Reduction Bonds series _________, class(es) __________.

PURPOSE
-------

This filing establishes initial FTA charges for rate schedules for residential and eligible small commercial customers. This filing also establishes the Transition Property to be sold to the Transition Property Owner (SPE).

BACKGROUND
----------

In Decision No. 97-09-055, the Commission authorized PG&E to file Issuance Advice Letters when pricing terms for Rate Reduction Bonds have been established. Issuance Advice Letter filings are those in which PG&E uses the bond sizing methodology and FTA charge formulas found reasonable by the Commission in Decision No. 97-09-055 to establish initial FTA charges for a series of Rate Reduction Bonds. Using the methodology approved by the Commission in Decision No. 97-09-055, this filing establishes FTA charges.

Because this series of Rate Reduction Bonds is being issued prior to January 1, 1998, to preserve the rate freeze mandated by AB 1890, concurrent with the implementation of the FTA charges, the Energy Cost Adjustment Clause rate component will be reduced by an amount equal to the FTA charges so that total rates remain frozen.

ISSUANCE INFORMATION:
---------------------

   Rate Reduction Bond Name:_____________
   Rate Reduction Bond Issuer: _____________
   Transition Property Owner (SPE): _________
   Trustee(s): ____________
   Closing Date: __________
   Bond Rating: __________
   Amount Issued: _____________
   Issuance Costs: _________
   Issuance Costs Approved by Infrastructure Bank or STO: __________
   Issuance Costs as a Percent of Amount Issued: ___________
   Cumulative Aggregate Cumulative Issuance Costs for all Series: ____________ Transition Costs Financed: ______
   Coupon Rate(s): _____________
   Call Features: _________
   California Tax Exempt (yes/no): ______
   Expected Principal Amortization Schedule: See Attachment 1
   Expected Final Maturity: ________
   Legal Final Maturity: _______
   Distributions to Investors (monthly or quarterly): __________
   Annual Servicing Fee as a percent of the issuance amount: _________ Overcollateralization amount for the series: ________
   Pledges by Issuer of SPE Debt Securities and all security therefor:__________

Quarterly Variance Trigger Mechanism
------------------------------------

Each quarter the servicer will compare the actual FTA outstanding balance with the expected FTA outstanding balance as set forth in Attachment 2. If the variance is greater than _____%, a change to the FTA charges will be requested via a True-Up Mechanism Advice Letter in accordance with Decision No. 97-09-055.

Confirmation of Ratepayer Benefits
----------------------------------

Decision No. 97-09-055 requires PG&E to demonstrate, using the bond sizing model found reasonable in that Decision, that the actual pricing terms of the Rate Reduction Bonds result in net present value benefits. Attached to this Advice Filing is a spreadsheet calculation which shows expected net present value benefits of $___ million for this series of Rate Reduction Bonds.

FTA Charges
-----------

Table I below shows the current assumptions for each of the variables used in the FTA charges calculation.

--------------------------------------------------------------------------------
                                    TABLE I

                         INPUT VALUES FOR FTA CHARGES

--------------------------------------------------------------------------------
Monthly residential kWh sales
--------------------------------------------------------------------------------
Monthly eligible small commercial kWh sales
--------------------------------------------------------------------------------
Percent of revenue requirement allocated to residential customers
--------------------------------------------------------------------------------
Percent of revenue requirement allocated to eligible small commercial customers
--------------------------------------------------------------------------------
Percent of residential customers' revenue written off
--------------------------------------------------------------------------------
Percent of eligible small commercial customers' revenue written off
--------------------------------------------------------------------------------
Percent of residential customers' billed amounts expected to be uncollected
--------------------------------------------------------------------------------
Percent of small commercial customers' billed amounts expected to be uncollected
--------------------------------------------------------------------------------
Percent of billed amounts collected in current month
--------------------------------------------------------------------------------
Percent of billed amounts collected in second month after billing
--------------------------------------------------------------------------------
Percent of billed amounts collected in third month after billing
--------------------------------------------------------------------------------
Percent of billed amounts collected in fourth month after billing
--------------------------------------------------------------------------------
Percent of billed amounts collected in fifth month after billing
--------------------------------------------------------------------------------
Percent of billed amounts collected in sixth month after billing
--------------------------------------------------------------------------------
Monthly ongoing transaction expenses
--------------------------------------------------------------------------------
Expected FTA outstanding balance as of   ___/___/___
--------------------------------------------------------------------------------

Table II shows the initial FTA charges calculated for residential and eligible small commercial customers. The FTA calculations are shown in Attachment 3.

                                   TABLE II
                ---------------------------------------------
                Residential Customer FTA Charge         c/kWh
                Eligible Small Commercial Customer
                FTA Charge                              c/kWh
                ---------------------------------------------

Attached are proposed changes to Part I of PG&E Preliminary Statement to show FTA charges to be effective ___________, [year] .

Transition Property
-------------------

transition property is the property described in Public Utilities Code (S)840(g) relating to the FTA charges set forth herein, including, without limitation, all of the following:

(1) The right, title and interest in and to the FTA charges set forth herein, as adjusted from time to time.

(2)  The right to be paid the total amounts shown on Attachment 2.

(3) The right, title and interest in and to all revenues, collections, claims, payments, money, or proceeds of or arising from the FTA charges, set forth herein.

(4) All rights to obtain adjustments to the FTA charges under the True-Up Mechanism.

These FTA charges, as adjusted from time to time, shall remain in place until the total amounts in Attachment 2 are paid in full to the owner of the transition property, or its assignee(s).

EFFECTIVE DATE
--------------

In accordance with Decision No. 97-09-055, these FTA charges shall be effective five business days after filed and will continue to be effective, unless they are changed by subsequent FTA Charge Issuance Advice Letter, or an FTA Charge True-Up Mechanism Advice Letter.

NOTICE
------

Copies of this filing are being furnished to the parties on the attached service list and to parties to A. 97-05-006. In accordance with Public Utilities Code
(S)491, notice
to the public is hereby given by filing and keeping this filing open for public inspection at the Company's corporate headquarters.

Enclosures

cc:  CPUC, SF - Attn: Paul Clanon, Energy Division
     CPUC, SF - Attn: Elena Schmid, ORA
     CPUC, SF - Attn: Juanita Porter, Energy Division

                                 ATTACHMENT 1
                    EXPECTED PRINCIPAL AMOUNT AMORTIZATION
                           SERIES _____, CLASS _____

                                 ATTACHMENT 2
         AMOUNTS RECEIVABLE AND EXPECTED PRINCIPAL AMOUNT AMORTIZATION

     The total amount payable to the owner of the transition property, or its assignee(s), pursuant to this advice letter is a $_____ principal amount, plus interest on such the principal amount, plus a $___ overcollateralization amount, plus other ongoing costs, to be obtained from FTA charges calculated in accordance with D. 97-09-055.

     The FTA charges shall be adjusted from time to time, at least annually, via the FTA Charge True-Up Mechanism in accordance with D. 97-09-055.

     The following amounts are scheduled to be paid by the Bond Trustee from FTA charges it has received. These payment amounts include principal plus interest, overcollateralization, and other ongoing costs.

   Payment Date     Receipt Amount   Payment Amount     Outstanding Principal
   ------------     --------------   --------------     ---------------------
    [date 1]          [$receipt 1]    [$payment 1]    [$outstanding principal 1]
       .                  .                .                     .
       .                  .                .                     .
       .                  .                .                     .
    [date n]          [$receipt n]    [$payment n]    [$outstanding principal n]
                                                      [$0]
